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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 26, 2003

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Item 5—Other Events

Item 701 Disclosure—Recent Sales of Unregistered Securities

        Effective September 25, 2003, we issued 1,500,000 shares of our restricted common stock and 900,000 common stock purchase warrants to three accredited investors in exchange for their investment of $1,200,000. The following sets forth the information required by Item 701 in connection with that transaction:

(a)
The transaction was completed effective September 25, 2003. We issued 1,500,000 shares of our restricted common stock and 900,000 common stock purchase warrants to three accredited investors, two of which are non-US persons.

(b)
The placement agents for the transaction were Park Capital Securities, LLC with an office at 216 East 45th Street, 9th Floor, New York, NY 10017 and vFinance, Inc. with an office at 3010 North Military Trail, Suite 300, Boca Raton, FL 33431.

(c)
The total offering price was $1,200,000. A fee of $120,000 was paid to the placement agents.

(d)
We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction that was in negotiation for more than two months. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investors obtained all information regarding Isonics they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities.

(e)
There are no conversion rights or exchange rights associated with the common stock. Each warrant is exercisable to purchase one share of common stock at an exercise price of $1.25 through December 31, 2005. We have an obligation to register the shares included in the units and underlying the warrants, including the obligation to file a registration statement within 30 days of September 25, 2003.

(f)
We will use the proceeds for working capital purposes.

Item 7—Financial Statements and Exhibits

(a)
Financial Statements of Businesses Acquired.

  Not applicable.

(b)
Pro forma financial information.

  Not applicable.

(c)
Exhibits

  None.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of September 2003.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 5—Other Events
  Item 7—Financial Statements and Exhibits
SIGNATURES